Exhibit 5.1

[Letterhead of Jones, Day, Reavis & Pogue]

October 24, 2002

The Timken Company

1835 Dueber Avenue S.W.
Canton, Ohio 44706-2798

Re: The Timken Company — Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as special counsel to The Timken Company, an Ohio corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”) relating to: (i) shares of Common Stock, without par value, of the Company (the “Common Stock”); (ii) shares of Class I Serial Preferred Stock, without par value, and Class II Serial Preferred Stock, without par value, of the Company (the “Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”), (iv) debt securities of the Company (“Debt Securities”), in one or more series, which may be senior or subordinated in priority of payment; (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); and (vi) stock purchase contracts to purchase Common Stock , Preferred Stock or other securities at a future date or dates (“Stock Purchase Contracts”), which may be issued separately or as part of stock purchase units or equity consisting of a Stock Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders’ obligations to purchase the Company’s Common Stock or Preferred Stock under a Stock Purchase Contract (“Stock Purchase Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Offered Securities.” The Offered Securities may be offered and sold pursuant to Rule 415 under the Securities Act from time to time on terms to be determined at the time of sale for an aggregate initial offering price of up to $900,000,000.

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions, qualifications and limitations set forth below, we are of the opinion that:

      1.     The shares of Common Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

      2.     The shares of the Preferred Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

      3.     The Depositary Shares being registered pursuant to the Registration Statement will be validly issued.

      4.     The Debt Securities being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

      5.     The Warrants being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

      6.     The Stock Purchase Contracts being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

      7.     The Stock Purchase Units being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

The Timken Company
October 24, 2002

      In rendering the foregoing opinions, we have assumed that:

      (i) the Registration Statement, and any post-effective amendments thereto, will have become effective;

      (ii) a prospectus supplement describing each class and/or series of Offered Securities offered pursuant to the Registration Statement, to the extent not already described in the prospectus included in the Registration Statement and to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission, will be timely filed with the Securities and Exchange Commission;

      (iii) the definitive terms of each class and/or series of Offered Securities consisting of capital stock or Debt Securities and the terms of the sale thereof will have been established and issued in accordance with (x) resolutions duly adopted by the Company’s Board of Directors (or a duly authorized committee thereof) and in full force and effect at all times at which such Offered Securities are offered or sold by the Company, (y) the Company’s Articles of Incorporation and (z) applicable law, and will not result in a breach of or default under any agreement binding on the Company;

      (iv) the Company will issue and deliver the Offered Securities in the manner contemplated by the Registration Statement and, with respect to the issuance of capital stock, in a number that does not exceed the number of shares of those Offered Securities then authorized under the Company’s Articles of Incorporation and not issued or otherwise reserved for issuance by the Company for other purposes;

      (v) the Company will have received lawful consideration for the Offered Securities, having in the case of shares of capital stock, a value not less than their par value, as determined by the Company’s Board of Directors (or a duly authorized committee thereof ) or as set forth in the Company’s Articles of Incorporation;

      (vii) with respect to our opinion in paragraph 2, the Company issues and delivers the shares after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Company’s Articles of Incorporation establishing the designations, preferences and rights of the class or series of Preferred Stock being issued;

      (viii) with respect to our opinion in paragraph 3, (x) the Depositary Shares are issued and delivered (a) after due authorization, execution and delivery of the deposit agreement relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”), and (b) after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement and (y) the Deposit Agreement will be governed by and construed in accordance with either the laws of the State of New York of the State of Ohio;

      (ix) with respect to our opinion in paragraph 5, (x) the warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the Company and will be construed in accordance with either the laws of the State of New York or the State of Ohio and (y) the Warrants are duly authorized, executed, and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement;

      (x) with respect to our opinion in paragraph 6, (x) the stock purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the stock purchase contract agent (the “Stock Purchase Contract Agent”) will have been duly authorized, executed and delivered by the Company and will be construed in accordance with either the laws of the State of New York or the State of Ohio and (y) the Stock Purchase Contracts are duly authorized, executed, and delivered by the Company and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement;

The Timken Company
October 24, 2002

      (xi) with respect to our opinion in paragraph 7, that each component of such Stock Purchase Units is validly issued;

      (xii) any Offered Securities issuable upon conversion, exchange, or exercise of any other Offered Securities, will have been duly authorized and, in the case of capital stock, reserved for issuance from the applicable class of capital stock of the Company, in each case in a number that does not exceed the number of shares of such class of capital stock then authorized under the Company’s Articles of Incorporation and not issued or otherwise reserved for issuance by the Company for other purposes; and

      (xiii) with respect to any Offered Securities consisting of any series of Debt Securities, (w) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with either the laws of the State of New York or the State of Ohio; (x) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable Trustee; (y) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture; and (z) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

      Our opinions set forth in paragraphs 4, 5, 6 and 7 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights generally, by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

      In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to and we express no opinion to the laws of any jurisdiction other than the laws of the State of Ohio, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

      We understand that prior to offering for sale any Offered Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents (including the applicable prospectus supplement, indenture, indenture supplement, warrant agreement or deposit agreement, as the case may be) pursuant to which such Offered Securities are to be offered and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Securities or any changes in the Company’s capital structure or other pertinent circumstances.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ JONES, DAY, REAVIS & POGUE